                                                                    Exhibit 23.1



[KPMG LLP LETTERHEAD]

        Two Nationwide Plaza                             Telephone 614 249 2300
        Columbus, OH 43215                               Fax 614 249 2348







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
R. G. Barry Corporation:


We consent to incorporation by reference in Registration Statement Nos. 33-23567, 33-23568, 33-67594, 33-67596, 33-81820, 33-83252, 333-06875, 333-28671
and 333-81105 on Forms S-8 and S-3 of R.G. Barry Corporation of our reports dated February 20, 2001, relating to the consolidated balance sheets of R.G. Barry Corporation and subsidiaries as of December 30, 2000 and January 1, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows and related financial statement schedule for each of the fiscal years in the three-year period ended December 30, 2000, which reports appear in the 2000 annual report on Form 10-K of R.G. Barry Corporation.


/s/ KPMG LLP

Columbus, Ohio
March 26, 2001